EXHIBIT 3.1


                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                           SAVVIS HOLDINGS CORPORATION
                                -----------------

         SAVVIS Holdings Corporation, a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), hereby certifies as follows:

         1. The Corporation's original Certificate of Incorporation was filed with the Secretary of State of Delaware on March 3, 1998.

         2. The amendments to the Corporation's Certificate of Incorporation, as amended and restated, contained herein have been duly adopted by the Board of Directors of the Corporation, subject to the approval thereof by the holders of the Corporation's common stock in accordance with Section 242 of the General Corporation Law of the State of Delaware, and approved by the holders of the Corporation's common stock by written consent dated October 29, 1999.

         3. This Amended and Restated Certificate of Incorporation was duly adopted by the Board of Directors of the Corporation in accordance with Section 245 of the General Corporation Law of the State of Delaware and restates the provisions of the Corporation's Certificate of Incorporation and amends the Corporation's Certificate of Incorporation pursuant to the above-described written consent of stockholders.

         4. The Amended and Restated Certificate of Incorporation of the Corporation shall read as follows:

ARTICLE 1.        NAME

         The name of the Corporation is SAVVIS COMMUNICATIONS CORPORATION.

ARTICLE 2.        REGISTERED OFFICE AND AGENT

         The address of the registered office of the Corporation in the State of Delaware is 1013 Centre Road, in the City of Wilmington, County of New Castle. The name of the Corporation's registered agent at such address is Corporation Service Company.

ARTICLE 3.        PURPOSE AND POWERS

         The purposes for which the Corporation is formed are to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware. The Corporation shall have all power necessary or convenient to the conduct, promotion or attainment of such acts and activities.


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ARTICLE 4.  CAPITAL STOCK

     4.1. AUTHORIZED SHARES

     The total number of shares of all classes of stock that the Corporation shall have the authority to issue is 175,000,000, of which 125,000,000 of such shares shall be common stock, all of one class, having a par value of $.01 per share ("Common Stock"), and 50,000,000 of such shares shall be preferred stock, having a par value of $.01 per share ("Preferred Stock").

     4.2. COMMON STOCK

     4.2.1. RELATIVE RIGHTS

     The Common Stock shall be subject to all of the rights, privileges, preferences and priorities of the Preferred Stock as set forth in the certificate of designations filed to establish the respective classes or series of Preferred Stock. Each share of Common Stock shall have the same relative rights as and be identical in all respect to all of the other shares of Common Stock.

     4.2.2. DIVIDENDS

     Whenever there shall have been paid, or declared and set aside for payment, to the holders of shares of any class or series of stock having preference over the Common Stock as to the payment of dividends, the full amount of dividends and of sinking fund or retirement payments, if any, to which such holders are respectively entitled in preference to the Common Stock, then dividends may be paid on the Common Stock and on any class or series of stock entitled to participate therewith as to dividends, out of any assets legally available for the payment of dividends thereon, but only when and as declared by the Board of Directors of the Corporation.

     4.2.3. DISSOLUTION, LIQUIDATION, WINDING UP

     In the event of any dissolution, liquidation, or winding up of the Corporation, whether voluntary or involuntary, the holders of the Common Stock, and holders of any class or series of stock entitled to participate therewith, in whole or in part, as to the distribution of assets in such event, shall become entitled to participate in the distribution of any assets of the Corporation remaining after the Corporation shall have paid, or provided for payment of, all debts and liabilities of the Corporation and after the Corporation shall have paid, or set aside for payment, to the holders of any class of stock having preferences over the Common Stock in the event of dissolution, liquidation or winding up the full preferential amounts (if any) to which they are entitled.

     4.2.4. VOTING RIGHTS

     Each holder of shares of Common Stock shall be entitled to attend all special and annual meetings of the stockholders of the Corporation and, share for share and without regard to class or series, together with the holders of



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all other classes of stock  entitled to attend such meetings and to vote (except any class or series of stock having special voting rights), to cast one vote for each outstanding share of Common Stock so held upon any matter or thing (including, without limitation, the election of one or more directors) properly considered and acted upon by the stockholders.

     4.3. PREFERRED STOCK

     The Board of Directors is authorized, subject to limitations prescribed by the General Corporation Law of the State of Delaware and the provisions of this Certificate of Incorporation, to provide, by resolution or resolutions from time to time and by filing a certificate of designations pursuant to the General Corporation Law of the State of Delaware, for the issuance of the shares of Preferred Stock in classes or series, to establish from time to time the number of shares to be included in each such class or series, to fix the powers, designations, preferences and relative, participating, optional or other special rights of the shares of each such class or series and to fix the qualifications, limitations or restrictions thereof.

ARTICLE 5.        AMENDMENT OF BY-LAWS

                  In furtherance and not in limitation of the powers conferred by the law of the State of Delaware, the Board of Directors of the Corporation is expressly authorized and empowered to make, alter or repeal the By-laws of the Corporation, subject to the power conferred by the law of the State of Delaware to the stockholders of the Corporation to alter or repeal any By-law made by the Board of Directors.

ARTICLE 6.        AMENDMENT OF CERTIFICATE OF INCORPORATION

         The Corporation reserves the right at any time and from time to time to amend, alter, change or repeal any provisions contained in this Certificate of Incorporation; and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by law; and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the right reserved in this Article.

ARTICLE 7.        INDEMNIFICATION

         (a) The Corporation shall, to the fullest extent permitted by Section 145 of the General Corporation Law of the State of Delaware see ss.398, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities and other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any By-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

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         (b) No person  shall be  personally  liable to the  Corporation  or its stockholders for monetary damages for breach of fiduciary duty as a director; provided, however, that the foregoing shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the General Corporation Law of the State of Delaware or (iv) for any transaction from which the director derived an improper personal benefit. If the General Corporation Law of the State of Delaware is subsequently amended to further eliminate or limit the liability of a director, then a director of the Corporation, in addition to the circumstances in which a director is not personally liable as set forth in the preceding sentence, shall not be liable to the fullest extent permitted by the amended General Corporation Law of the State of Delaware. For purposes of this Article 7, "fiduciary duty as a director" shall include any fiduciary duty arising out of serving at the Corporation's request as a director of another corporation, partnership, joint venture or other enterprise, and "personal liability to the Corporation or its stockholder" shall include any liability to such other corporation, partnership, joint venture, trust or other enterprise, and any liability to the Corporation in its capacity as a security holder, joint venturer, partner, beneficiary, creditor or investor of or in any such other corporation, partnership, joint venture, trust or other enterprise.





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         IN  WITNESS  WHEREOF,  SAVVIS  HOLDINGS  CORPORATION  has  caused  this
Certificate to be signed by Steven M. Gallant, its Vice President - General Counsel, who hereby acknowledges under penalties of perjury that the facts herein stated are true and that this Certificate is his act and deed, this 12th day of November 1999.





                                               SAVVIS HOLDINGS CORPORATION



                                            By: /s/ Steven M. Gallant
                                                -------------------------
                                                Steven M. Gallant
                                                Vice President - General Counsel





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